Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 (Amendment #4) of our report dated April 3, 2026, except for Notes 1, 3, 4, 6, 7 and 8, as to which the date is May 6, 2026, with respect to the audited financial statements of Aperture AC as of December 31, 2025 and for the period from September 10, 2025 (inception) through December 31, 2025.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

May 6, 2026